UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 26, 2006
____________________

VISUALANT, INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406
Seattle, Washington 98101
(206) 903-1351
(Address of Registrant’s principal executive office
and telephone number)
___________________________________________

Section 5 - Corporate Governance and Management

    Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 26, 2006, Jerry D. Goldberg resigned as Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Goldberg resigned the position to pursue other business opportunities.

The Board of Directors has appointed Bradley E. Sparks, the Company’s current Chief Executive Officer and President, to assume the duties of interim CFO, Secretary and Treasurer, effective immediately, until a suitable replacement can be found. Mr. Sparks also serves on the Board of Directors of the Company.

From April 2005 until October 2006, Mr. Sparks was the Chief Financial Officer for WatchGuard Technologies, Inc., an internet security company that was recently acquired by a private equity group. Prior to that position, he was the managing director of Sunburst Growth Ventures, LLC, an investment company. From July 2002 to February 2004, Mr. Sparks was Chairman, Chief Executive Officer and the founder of Pointer Communications, Inc., a company that was formed to deploy a terrestrial-based asset location system in the United States and Canada. From April 2000 to March 2002, he was Executive Vice President and Chief Financial Officer of e.Spire Communications, Inc., a telecommunications company that filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. Mr. Sparks joined that company as part of a turnaround team to help the company work through the bankruptcy proceedings. Mr. Sparks is a director on the boards of two private companies, and currently serves on the NASDAQ Listing Qualifications Review Panel. He is a past chairman of the NASDAQ Issuers Affairs Committee. Mr. Sparks holds a B.S. from the U.S. Military Academy at West Point and an M.S. in management from the Alfred P. Sloan School of Management at the Massachusetts Institute of Technology. He also is a certified public accountant registered in Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: Visualant, Incorporated

Date: December 26, 2006	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Title: Chairman